Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended March 31, 2019

FRANKLIN, Tenn., May 7, 2019 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended March 31, 2019. The Company reported net income for the first quarter of approximately $1.5 million, or $0.06 per diluted common share. Funds from operations and adjusted funds from operations ("AFFO") for the three months ended March 31, 2019 totaled $0.37 and $0.40, respectively, per diluted common share.

Highlights include:

•
During the first quarter of 2019, the Company issued, through its at-the-market offering program ("ATM Program"), 143,600 shares of common stock at an average gross sales price of $33.57 per share and received net proceeds of approximately $4.7 million at an approximate 4.96% current equity yield.

•
During the first quarter of 2019, the Company acquired two real estate properties totaling approximately 83,000 square feet for an aggregate purchase price and cash consideration of approximately $32.7 million. Upon acquisition, the properties were 100% leased in the aggregate with lease expirations in 2029.

•
On April 30, 2019, the Company acquired one real estate property that was newly constructed totaling approximately 81,000 square feet for an aggregate purchase price and cash consideration of approximately $27.0 million. Upon acquisition, the property was 100.0% leased with lease expiration in 2034.

•
The Company has two properties under definitive purchase agreements for an aggregate expected purchase price of approximately $4.9 million. The Company's expected aggregate returns on these investments range from approximately 9.3% to 9.4%. The Company anticipates the properties will close during the second quarter of 2019; however, the Company is currently performing due diligence procedures customary for these types of transactions and cannot provide assurance as to the timing of when, or whether, the transaction will actually close.

•
The Company has four properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $76.0 million. The Company's expected aggregate returns on these investments is approximately 11.0%. The Company expects to close these properties through the end of 2019; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•
On March 29, 2019, the Company entered into an amendment to its credit agreement, adding a $75.0 million term loan, which matures on March 29, 2026, extended the maturity of the revolving facility to March 29, 2023, improved pricing on the Credit Facility, and adjusted certain financial covenants. The amounts outstanding under the revolving facility will bear annual interest at a floating rate equal to (x) LIBOR plus (y) a margin ranging from 1.25% to 1.90% (currently 1.65%). Payments under the credit agreement are interest only, with the full amount of the principal due at maturity and may be prepaid at any time, without penalty. Also, on March 29, 2019, the Company entered into interest rate swap agreements that fixed the interest rates on the $75.0 million term loan, resulting in a fixed interest rate ranging from to 3.825% to 4.538% (currently 4.284%), depending on the Company's leverage and other factors.

•
On May 1, 2019, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.41 per share. The dividend is payable on May 31, 2019 to stockholders of record on May 17, 2019.

Highlands Transition Update:

•
As previously announced, the Company experienced payment issues with the old operator of Highlands Hospital ("Highlands"). Effective February 11, 2019, the Company signed a Transition Agreement, to transition the property to a new operator and signed a lease with a new operator.

•
The old operator and new operator have signed an asset purchase agreement pursuant to which the new operator will take over the facility. In addition, the old operator and new operator have signed a management agreement and the new operator is currently managing Highlands pursuant to the management agreement. The new operator continues to perform due diligence and is in the process of preparing for transfer of licenses and related items customary for these types of transactions. We cannot provide assurance as to the timing, or whether, this transaction will actually close.

•
The new lease will be effective upon the transfer of the licenses to the new operator, which is anticipated to happen in the second half of 2019. The new lease provides for rental payments approximately equal to the amounts due under the previous agreements with the old operator.

•
The Company is receiving monthly payments under the Transition Agreement which approximate the amounts due from the old operator under the previous agreements. These payments are to continue as long as the Transition Agreement is in place. The Transition Agreement will terminate when the licenses are transferred to the new operator, at which time the new lease will become effective.

•
Since the Transition Agreement became effective in February, the Company only received payments during the first quarter for February and March thus did not recognize revenue for the month of January representing approximately $0.3 million.

•	In addition, the Company incurred professional fees (legal and accounting) totaling over $0.1 million related to the workout and transition.

•	The Transition Agreement includes provisions for the Company to receive payment for the amounts due from the old operator that remain unpaid. The Company anticipates collecting all amounts due.

•
Though the Company has experienced some short-term effects from the timing of receipts or reimbursement of expenses, the Company does not anticipate any material adverse long-term effect to its cash flows or net income related to the transition or subsequent leasing of this facility.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States. The Company had investments of approximately $478.4 million in 105 real estate properties as of March 31, 2019, located in 29 states, totaling approximately 2.3 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands, except per share amounts)

	March 31, 2019	December 31, 2018

ASSETS
Real estate properties:
Land and land improvements	$52,520	$50,270
Buildings, improvements, and lease intangibles	425,763	394,527
Personal property	135	133
Total real estate properties	478,418	444,930
Less accumulated depreciation	(60,544)	(55,298)
Total real estate properties, net	417,874	389,632
Cash and cash equivalents	3,868	2,007
Restricted cash	166	385
Other assets, net	34,822	34,546
Total assets	$456,730	$426,570

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$179,117	$147,766
Accounts payable and accrued liabilities	3,351	3,196
Other liabilities	4,579	3,949
Total liabilities	187,047	154,911

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 18,862,792 and 18,634,502 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	189	186
Additional paid-in capital	342,654	337,180
Cumulative net income	10,628	9,178
Accumulated other comprehensive loss	(642)	633
Cumulative dividends	(83,146)	(75,518)
Total stockholders’ equity	269,683	271,659
Total liabilities and stockholders' equity	$456,730	$426,570

The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(Unaudited; Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
REVENUES
Rental income	$12,898	$11,075
Other operating interest	543	354
	13,441	11,429

EXPENSES
Property operating	3,075	2,364
General and administrative	1,785	1,193
Depreciation and amortization	5,246	4,916
	10,106	8,473

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND OTHER ITEMS	3,335	2,956
Interest expense	(2,054)	(1,268)
Interest and other income, net	169	184
INCOME FROM CONTINUING OPERATIONS	1,450	1,872
NET INCOME	$1,450	$1,872

NET INCOME PER COMMON SHARE:
Net income per common share – Basic	$0.06	$0.09
Net income per common share – Diluted	$0.06	$0.09
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	17,955	17,574
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	17,955	17,574

The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO and AFFO (1)
(Unaudited; Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Net income	$1,450	$1,872
Real estate depreciation and amortization	5,282	4,911
Total adjustments	5,282	4,911
Funds From Operations	$6,732	$6,783
Straight-line rent	(336)	(415)
Stock-based compensation	853	614
AFFO	$7,249	$6,982
Funds from Operations per Common Share-Diluted	$0.37	$0.38
AFFO Per Common Share-Diluted	$0.40	$0.39
Weighted Average Common Shares Outstanding-Diluted (2)	18,343	17,791

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO") and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that AFFO is useful because it allows investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (calculated in accordance with GAAP), excluding gains or losses from the sale of certain real estate assets and gains or losses from change in control, plus depreciation and amortization related to real estate, plus impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures, as well as other items discussed in NAREIT's Funds From Operations White Paper - 2018 Restatement. AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definition.

FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)	Diluted weighted average common shares outstanding for FFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share.

CONTACT: W. Page Barnes, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated